UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                               SEPTEMBER 23, 2009

                                   CACHE, INC.
                  --------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      FLORIDA                   0 -10345                    59 -1588181
     ---------           ------------------------           -------------
  (STATE OR OTHER        (COMMISSION FILE NUMBER)           (IRS EMPLOYER
  JURISDICTION OF                                           IDENTIFICATION
  INCORPORATION)                                               NUMBER)



                     1440 BROADWAY, NEW YORK, NEW YORK 10018
                        --------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 575-3200




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     ITEM  5.02  DEPARTURE  OF  DIRECTORS  OR  CERTAIN  OFFICERS;   ELECTION  OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

     On September 23, 2009, the employment of Adrienne Kantor and Robert Kantor by Cache, Inc. (the "Company") terminated. In connection therewith, they each entered into a letter agreement with the Company, pursuant to which Adrienne Kantor will receive 12 quarterly payments of $125,000 each, and Robert Kantor will receive an amount equal to the base salary that he otherwise would have received for the balance of the initial term of his employment agreement. In addition Adrienne Kantor will be eligible to receive payments of up to $500,000 in the aggregate , based on the achievement by the Company over the next 4 years of certain net income targets set forth in her letter agreement. The Company will also repurchase Adrienne and Robert Kantor's vested restricted share grants, totaling 4,222 shares of common stock of the Company in the aggregate, at the closing price of the common stock on September 23, 2009. The letter agreements include other customary terms and provisions, including a non-solicitation provision and mutual releases.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:  September 29, 2009         CACHE, INC.




                                        By: /s/ Margaret Feeney
                                        ---------------------------------
                                        Margaret Feeney
                                        Executive Vice President and
                                        Chief Financial Officer